Exhibit 99.1

BioTime, Inc. Appoints Andrew C. von Eschenbach, M.D. to its Board of Directors

ALAMEDA, Calif.--(BUSINESS WIRE)--November 29, 2011--BioTime, Inc. (NYSE Amex: BTX) and BioTime’s subsidiary, OncoCyte Corporation, today announced they have each appointed Dr. Andrew von Eschenbach to their boards of directors.

Dr. von Eschenbach is the President of Samaritan Health Initiatives, Inc., a health care policy consultancy, and is an Adjunct Professor at University of Texas MD Anderson Cancer Center. From September of 2005 to January 2009, Dr. von Eschenbach served as Commissioner of the Food and Drug Administration. Under his leadership, the FDA instituted a systems-based global approach to the regulation of food and medical products, establishing for the first time a permanent FDA presence in 16 foreign locations. In addition, he accelerated the Critical Path Initiative designed to modernize the scientific methods by which FDA-regulated products are developed, evaluated and manufactured.

Dr. von Eschenbach was appointed Commissioner of the FDA after serving for four years as Director of the National Cancer Institute (NCI) at the National Institutes of Health, which manages the world's largest cancer research budget of approximately $5 billion, coordinating the National Cancer Program supporting research, training, health information dissemination and other programs with respect to the cause, diagnosis, prevention and treatment of cancer. At the time of his appointment by President Bush to serve as Director of the NCI, he was President-Elect of the American Cancer Society.

Dr. von Eschenbach entered government service after an outstanding career of over three decades as a physician, surgeon, oncologist and executive; his roles have included serving as Chairman of the Department of Urologic Oncology to Executive Vice President and Chief Academic at the University of Texas MD Anderson Cancer Center in Houston, an institution recognized worldwide for the magnitude and excellence of its clinical and research cancer programs. An internationally renowned cancer specialist and author of more than 300 scientific articles and studies, Dr. von Eschenbach has assumed many leadership roles, including serving as one of the founding members of the National Dialogue on Cancer, and he has received numerous professional awards and honors. In 2006, Dr. von Eschenbach was named one of Time magazine’s “100 most influential people to shape the world,” and in both 2007 and 2008, he was selected as one of the Modern Healthcare/Modern Physician’s “50 Most Powerful Physician Executives in Healthcare.” He also serves on the Chugai Pharmaceutical International Advisory Council and GE Healthymagination Advisory Board; on the Scientific Advisory Board of Arrowhead Research Corporation and Johnson & Johnson Corporate Office of Science & Technology External Scientific Advisory Board; on the Board of Directors of Elan Corporation, plc, Histosonics, Inc., and Viamet Pharmaceuticals; is Senior Fellow at the Milken Institute; and is a Senior Advisor to PWC Healthcare Services.

Dr. von Eschenbach earned a B.S. from St. Joseph’s University in his native Philadelphia and a medical degree from Georgetown University School of Medicine in Washington, D.C. He served as a Lt. Commander in the U.S. Navy Medical Corps. After completing a residency in urologic surgery at Pennsylvania Hospital in Philadelphia, he was an instructor in urology at the University of Pennsylvania School of Medicine. He completed a Fellowship in Urologic Oncology at the University of Texas MD Anderson Cancer Center.

“Human suffering demands that we drive medical research to create solutions. The emerging field of regenerative medicine holds great promise to not only eliminate disease but to restore health. Advancing this field should be a national priority as we face an aging population burdened by chronic degenerative diseases,” said Dr. von Eschenbach. “I look forward to working with BioTime’s and OncoCyte’s Board of Directors to speed the development of these new therapeutic and diagnostic products for those who so desperately need them.”

“Dr. von Eschenbach's experience both in the clinic and in our federal government will benefit us greatly as BioTime builds its business in the field of human embryonic stem cells and regenerative medicine,” said Michael D. West, Ph.D., BioTime's CEO. “In addition, his background in oncology will be invaluable for our team at OncoCyte as we develop new cancer diagnostics and therapeutics based on novel findings in cell biology.”

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is developed through subsidiaries focused on specific fields of applications. BioTime develops and markets research products in the field of stem cells and regenerative medicine, including a wide array of proprietary ACTCellerate™ cell lines, culture media, and differentiation kits. BioTime's wholly owned subsidiary ES Cell International Pte. Ltd. has produced clinical-grade human embryonic stem cell lines that were derived following principles of Good Manufacturing Practice and currently offers them for use in research. BioTime's therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high unmet medical need. BioTime's majority owned subsidiary Cell Cure Neurosciences, Ltd. is developing therapeutic products derived from stem cells for the treatment of retinal and neural degenerative diseases. Cell Cure's minority shareholder Teva Pharmaceutical Industries has an option to clinically develop and commercialize Cell Cure's OpRegen™ retinal cell product for use in the treatment of age-related macular degeneration. BioTime's subsidiary OrthoCyte Corporation is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries. Another subsidiary, OncoCyte Corporation, focuses on the diagnostic and therapeutic applications of stem cell technology in cancer, including using vascular progenitor cells engineered to destroy malignant tumors. ReCyte Therapeutics, Inc. is developing applications of BioTime's proprietary induced pluripotent stem cell technology to reverse the developmental aging of human cells to treat cardiovascular and blood cell diseases. BioTime's newest subsidiary, LifeMap Sciences, Inc., is developing an online database of the complex cell lineages arising from stem cells to guide basic research and to market BioTime's research products. In addition to its stem cell products, BioTime develops blood plasma volume expanders, blood replacement solutions for hypothermic (low-temperature) surgery, and technology for use in surgery, emergency trauma treatment and other applications. BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements. Additional information about BioTime, ReCyte Therapeutics, Cell Cure, OrthoCyte, OncoCyte, BioTime Asia, LifeMap Sciences, and ESI can be found on the web at www.biotimeinc.com.

About OncoCyte Corporation

OncoCyte Corporation is a majority-owned privately-held subsidiary of BioTime, Inc. OncoCyte's mission is to develop novel products for the diagnosis and treatment of cancer based on embryonic stem cell-derived technology in order to improve both the quality and length of life of cancer patients. OncoCyte's molecular diagnostics division is developing products that should provide for earlier detection and more effective treatment of numerous cancers. In addition to its diagnostic product line, OncoCyte is developing cellular therapies to treat cancer based on the unique biology of vascular precursor cells. The goal of OncoCyte's therapeutic research efforts is to derive vascular cells that can be engineered to deliver a toxic payload to the developing blood vessels of a malignant tumor to destroy the tumor without killing nearby normal tissues in the body. Additional information on OncoCyte can be found on the web at www.oncocyte.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Peter Garcia, 510-521-3390, ext 367
Chief Financial Officer
or
Judith Segall, 510-521-3390, ext 301
jsegall@biotimemail.com